Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL REPORTS EPS OF $1.53, ADJUSTED EPS OF $1.26;
DELIVERS $1.5 BILLION OF OPERATING CASH FLOW

•Delivered $500 Million of Cost Savings in the Quarter; Funded Over $250 Million of Repositioning to Drive Further Savings in Second Half and 2021
•Generated $1.5 Billion of Operating Cash Flow, $1.3 Billion of Free Cash Flow, Adjusted Conversion1 of 140%; Further Strengthened Balance Sheet
•Reported Record High Orders and Backlog in Safety and Productivity Solutions Driven by Triple-Digit Growth in Intelligrated and Personal Protective Equipment
•Launched Numerous Innovative Healthy Offerings to Address COVID-19-Related Customer Needs

CHARLOTTE, N.C., July 24, 2020 -- Honeywell (NYSE: HON) today announced results for the second quarter of 2020, which were significantly impacted by the COVID-19 pandemic and oil price volatility.
The company reported a second-quarter sales decline of 19%, down 18% organic, operating margin contraction of 550 basis points, and segment margin contraction of 280 basis points, with adjusted earnings per share2 of $1.26.
"The second quarter was a challenging one, but we executed on the three things that will enable us to weather this downturn: aggressively managing cost, driving sales growth where demand is strong, and investing in exciting new technologies that, through careful attention to customer and end-user needs, will help keep people safe when they get back to the workplace, back to play, back to travel, and back to life," said Darius Adamczyk, chairman and chief executive officer of Honeywell.
"In terms of cost management, we delivered $500 million in savings from the first phase of cost actions we announced earlier this year, and we funded over $250 million of repositioning in the quarter. In addition, we developed a second phase of cost actions that, when combined with our previously announced plan, will generate $1.4 billion to $1.6 billion of cost savings during 2020. We further enhanced our financial flexibility this quarter by issuing $3 billion of bonds at attractive rates, reducing our term loan from $6 billion to $3 billion, and fully drawing the remaining balance. We ended the quarter with $15.1 billion of cash and short-term investments on hand and an overfunded pension plan,” Adamczyk said.
“We also remain focused on driving sales growth in areas that have not been as impacted by the current downturn. In the second quarter, our businesses serving the defense, warehouse automation, and personal protective equipment industries exhibited outstanding performance. Orders for Intelligrated were $1.2 billion in the quarter, up triple-digits year-over-year, positioning the business for continued growth. We committed approximately
Adjusted EPS excludes 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions
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Honeywell Q2’20 Results - 2

$250 million of incremental growth capital expenditures compared to our previous allocated budget for new projects to accelerate our investments in personal protective equipment, Intelligrated, and other growth areas,” Adamczyk continued. "With an exceptional, diverse portfolio of technologies that improve safety and help our customers to be more efficient, Honeywell is uniquely equipped to support our customers in the post-COVID world. We are actively investing in and introducing new solutions, such as an efficient and effective ultraviolet light cleaner for aircraft, temperature and PPE compliance monitoring solutions, technologies that can help building owners comply with new hygiene and social distancing policies, and a new pharmaceutical packaging system for bottles and vials that preserves shelf-life and drug efficacy.
“Our focus on sales, cost, and optimizing working capital, combined with our diverse portfolio and strong balance sheet, will enable Honeywell to adapt to and execute through the downturn. I am confident we will emerge well-positioned for the economic recovery to come," concluded Adamczyk.
Due to the evolving nature of the COVID-19 pandemic and related supply chain and market disruptions, Honeywell previously announced that it has suspended providing full financial guidance until the economic impact of COVID-19 stabilizes. The company expects ongoing top-line challenges due to the current market conditions, particularly in the aerospace and oil and gas sectors.

Second-Quarter Performance
Honeywell sales for the second quarter were down 19% on a reported basis and down 18% on an organic basis. The difference between reported and organic sales primarily relates to the impact of foreign currency translation. The second-quarter financial results can be found in Tables 1 and 2.
Aerospace sales for the second quarter were down 27% on an organic basis driven by lower commercial aftermarket demand due to steep declines in flight hours, reduced volumes in commercial original equipment, and the 737 MAX impact in air transport original equipment, partially offset by continued strength in the Defense and Space business. Segment margin contracted 510 basis points to 20.8% driven by lower volumes and sales mix.
Honeywell Building Technologies sales for the second quarter were down 17% on an organic basis driven by lower demand for security, building management, and fire products, and delays in Building Solutions projects in key verticals. Segment margin expanded 50 basis points to 21.2%. Margin performance was driven by commercial excellence and productivity actions.
Performance Materials and Technologies sales for the second quarter were down 17% on an organic basis driven by volume declines in products, including thermal solutions and smart energy, in Process Solutions; lower gas processing projects, catalyst shipments, and licensing due to softness in the oil and gas sector in UOP; and lower automotive refrigerant volumes in Advanced Materials, partially offset by strength in specialty products. Segment margin contracted 460 basis points to 18.9% driven by the impact of lower sales volumes, partially offset by productivity actions.
Safety and Productivity Solutions sales for the second quarter were up 1% on an organic basis driven by double-digit Intelligrated growth and demand for respiratory personal protective equipment, partially offset by lower short-cycle sales volumes in sensing and IoT, productivity products, and gas sensing. Record high bookings of $0.7 billion in PPE and $1.2 billion in Intelligrated drove orders growth up approximately 90% year-over-year. Backlog was up over 100% year-over-year, including an all-time high Intelligrated backlog of over $2 billion. Segment margin expanded 150 basis points to 13.8% driven by productivity, net of inflation, and commercial excellence.
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Honeywell Q2’20 Results - 3

Conference Call Details
Honeywell will discuss its second-quarter results and third-quarter outlook during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second-quarter 2020 earnings call or provide the conference code HON2Q20. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, July 24, until 12:30 p.m. EDT, July 31, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7938730.

TABLE 1: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	2Q 2020	2Q 2019	Change
Sales	7,477	9,243	(19%)
Organic Growth			(18%)
Segment Margin	18.5%	21.3%	-280 bps
Operating Income Margin	13.6%	19.1%	-550 bps
Earnings Per Share	$1.53	$2.10	(27%)
Adjusted Earnings Per Share[2]	$1.26	$2.10	(40%)
Cash Flow from Operations	1,480	1,678	(12%)
Operating Cash Flow Conversion	137%	109%	28%
Free Cash Flow	1,253	1,507	(17%)
Adjusted Free Cash Flow[3]	1,253	1,535	(18%)
Adjusted Free Cash Flow Conversion[1]	140%	100%	40%

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Honeywell Q2’20 Results - 4

TABLE 2: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	2Q 2020	2Q 2019	Change
Sales	2,543	3,508	(28%)
Organic Growth			(27%)
Segment Profit	528	907	(42%)
Segment Margin	20.8%	25.9%	-510 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	1,177	1,450	(19%)
Organic Growth			(17%)
Segment Profit	250	300	(17%)
Segment Margin	21.2%	20.7%	50 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,218	2,735	(19%)
Organic Growth			(17%)
Segment Profit	419	644	(35%)
Segment Margin	18.9%	23.5%	-460 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,539	1,550	(1%)
Organic Growth			1%
Segment Profit	213	191	12%
Segment Margin	13.8%	12.3%	150 bps
1Adjusted free cash flow conversion excludes impacts from separation costs related to the spin-offs of $28M in 2Q19 and 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions
2Adjusted EPS and adjusted EPS V% exclude 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions
3Adjusted free cash flow excludes impacts from separation costs related to the spin-offs of $28M in 2Q19

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, technological, and COVID-19 public health factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, and other developments, including the potential impact of the COVID-19 pandemic, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

No final decision will be taken with respect to such plans or proposals without prior satisfaction of any applicable requirements with respect to informing, consulting or negotiating with employees or their representatives. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and
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Honeywell Q2’20 Results - 5

acquisitions and divestitures for the first 12 months following transaction date; free cash flow, which we define as cash flow from operations less capital expenditures; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding separation costs related to the spin-offs and the impact of the favorable resolution of a foreign tax matter related to the spin-off transactions, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude the favorable resolution of a foreign tax matter related to the spin-off transactions. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Q2’20 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Product sales	$5,743	$6,990	$12,048	$13,703
Service sales	1,734	2,253	3,892	4,424
Net sales	7,477	9,243	15,940	18,127
Costs, expenses and other
Cost of products sold (1)	4,163	4,848	8,537	9,470
Cost of services sold (1)	1,113	1,246	2,273	2,503
	5,276	6,094	10,810	11,973
Selling, general and administrative expenses (1)	1,183	1,387	2,421	2,750
Other (income) expense	(291)	(305)	(608)	(590)
Interest and other financial charges	90	85	163	170
	6,258	7,261	12,786	14,303
Income before taxes	1,219	1,982	3,154	3,824
Tax expense (benefit)	120	426	449	832
Net income	1,099	1,556	2,705	2,992
Less: Net income attributable to the noncontrolling interest	18	15	43	35
Net income attributable to Honeywell	$1,081	$1,541	$2,662	$2,957
Earnings per share of common stock - basic	$1.54	$2.13	$3.77	$4.07
Earnings per share of common stock - assuming dilution	$1.53	$2.10	$3.74	$4.02
Weighted average number of shares outstanding - basic	702.3	723.2	705.9	726.4
Weighted average number of shares outstanding - assuming dilution	708.1	733.0	712.6	735.9

(1)Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q2’20 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2020	2019	2020	2019
Aerospace	$2,543	$3,508	$5,904	$6,849
Honeywell Building Technologies	1,177	1,450	2,458	2,839
Performance Materials and Technologies	2,218	2,735	4,615	5,307
Safety and Productivity Solutions	1,539	1,550	2,963	3,132
Total	$7,477	$9,243	$15,940	$18,127
Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Profit	2020	2019	2020	2019
Aerospace	$528	$907	$1,465	$1,745
Honeywell Building Technologies	250	300	512	571
Performance Materials and Technologies	419	644	931	1,208
Safety and Productivity Solutions	213	191	391	403
Corporate	(25)	(72)	(66)	(148)
Total segment profit	1,385	1,970	3,233	3,779
Interest and other financial charges	(90)	(85)	(163)	(170)
Stock compensation expense (1)	(34)	(34)	(78)	(75)
Pension ongoing income (2)	198	148	396	299
Other postretirement income (2)	14	11	27	23
Repositioning and other charges (3,4)	(280)	(126)	(342)	(210)
Other (5)	26	98	81	178
Income before taxes	$1,219	$1,982	$3,154	$3,824

(1)Amounts included in Selling, general and administrative expenses.
(2)Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(3)Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(4)Includes repositioning, asbestos, and environmental expenses.
(5)Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q2’20 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$13,778	$9,067
Short-term investments	1,349	1,349
Accounts receivable - net	6,717	7,493
Inventories	4,753	4,421
Other current assets	1,724	1,973
Total current assets	28,321	24,303
Investments and long-term receivables	626	588
Property, plant and equipment - net	5,327	5,325
Goodwill	15,518	15,563
Other intangible assets - net	3,551	3,734
Insurance recoveries for asbestos related liabilities	379	392
Deferred income taxes	106	86
Other assets	9,776	8,688
Total assets	$63,604	$58,679
LIABILITIES
Current liabilities:
Accounts payable	$5,366	$5,730
Commercial paper and other short-term borrowings	3,531	3,516
Current maturities of long-term debt	967	1,376
Accrued liabilities	7,477	7,476
Total current liabilities	17,341	18,098
Long-term debt	17,591	11,110
Deferred income taxes	1,461	1,670
Postretirement benefit obligations other than pensions	317	326
Asbestos related liabilities	1,894	1,996
Other liabilities	6,627	6,766
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,366	18,706
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$63,604	$58,679

Honeywell Q2’20 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$1,099	$1,556	$2,705	$2,992
Less: Net income attributable to the noncontrolling interest	18	15	43	35
Net income attributable to Honeywell	1,081	1,541	2,662	2,957
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	161	172	314	335
Amortization	89	123	179	221
Repositioning and other charges	280	126	342	210
Net payments for repositioning and other charges	(198)	(51)	(309)	(85)
Pension and other postretirement income	(211)	(159)	(423)	(322)
Pension and other postretirement benefit payments	(9)	(15)	(23)	(45)
Stock compensation expense	34	34	78	75
Deferred income taxes	(219)	(36)	(277)	44
Other	(106)	9	(285)	5
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	735	(100)	776	98
Inventories	(168)	(52)	(331)	(273)
Other current assets	(60)	(22)	106	(239)
Accounts payable	(310)	21	(364)	(8)
Accrued liabilities	381	87	(26)	(161)
Net cash provided by (used for) operating activities	1,480	1,678	2,419	2,812
Cash flows from investing activities:
Expenditures for property, plant and equipment	(227)	(171)	(366)	(312)
Proceeds from disposals of property, plant and equipment	—	8	7	10
Increase in investments	(1,023)	(1,048)	(1,671)	(2,274)
Decrease in investments	746	1,367	1,589	2,163
Receipts (payments) from settlements of derivative contracts	(204)	110	83	70
Net cash provided by (used for) investing activities	(708)	266	(358)	(343)
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	3,710	3,796	7,165	7,114
Payments of commercial paper and other short-term borrowings	(3,721)	(3,796)	(7,094)	(7,115)
Proceeds from issuance of common stock	31	233	97	378
Proceeds from issuance of long-term debt	5,974	9	7,101	29
Payments of long-term debt	(93)	(71)	(1,218)	(84)
Repurchases of common stock	(62)	(1,900)	(1,985)	(2,650)
Cash dividends paid	(650)	(597)	(1,285)	(1,203)
Other	(2)	(2)	(40)	(32)
Net cash provided by (used for) financing activities	5,187	(2,328)	2,741	(3,563)
Effect of foreign exchange rate changes on cash and cash equivalents	98	(16)	(91)	32
Net increase (decrease) in cash and cash equivalents	6,057	(400)	4,711	(1,062)
Cash and cash equivalents at beginning of period	7,721	8,625	9,067	9,287
Cash and cash equivalents at end of period	$13,778	$8,225	$13,778	$8,225

Honeywell Q2’20 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended June 30, 2020
Honeywell
Reported sales % change	(19)%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(18)%

Aerospace
Reported sales % change	(28)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	(1)%
Organic sales % change	(27)%

Honeywell Building Technologies
Reported sales % change	(19)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(17)%

Performance Materials and Technologies
Reported sales % change	(19)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(17)%

Safety and Productivity Solutions
Reported sales % change	(1)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	1%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’20 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,
	2020	2019
Segment profit	$1,385	$1,970
Stock compensation expense (1)	(34)	(34)
Repositioning, Other (2,3)	(295)	(137)
Pension and other postretirement service costs (4)	(38)	(37)
Operating income	$1,018	$1,762
Segment profit	$1,385	$1,970
÷ Net sales	$7,477	$9,243
Segment profit margin %	18.5%	21.3%
Operating income	$1,018	$1,762
÷ Net sales	$7,477	$9,243
Operating income margin %	13.6%	19.1%

(1)Included in Selling, general and administrative expenses.
(2)Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(3)Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(4)Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’20 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended June 30,
	June 30, 2020	June 30, 2019
Earnings per share of common stock - assuming dilution (1)	$1.53	$2.10
Separation-related tax adjustment (2)	(0.27)	—
Adjusted earnings per share of common stock - assuming dilution	$1.26	$2.10

(1) For the three months ended June 30, 2020 and 2019, adjusted earnings per share utilizes weighted average shares of approximately 708.1 million and 733.0 million.

(2) For the three months ended June 30, 2020, separation-related tax adjustment of $186 million ($186 million net of tax) includes the favorable resolution of a foreign tax matter related to the spin-off transactions.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.
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Honeywell Q2’20 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Cash provided by operating activities	$1,480	$1,678
Expenditures for property, plant and equipment	(227)	(171)
Free cash flow	1,253	1,507
Separation cost payments	—	28
Adjusted free cash flow	$1,253	$1,535
Net income attributable to Honeywell	1,081	1,541
Separation-related tax adjustment	(186)	—
Adjusted net income attributable to Honeywell	$895	$1,541
Cash provided by operating activities	$1,480	$1,678
÷ Net income (loss) attributable to Honeywell	$1,081	$1,541
Operating cash flow conversion	137%	109%
Adjusted free cash flow	$1,253	$1,535
÷ Adjusted net income attributable to Honeywell	$895	$1,541
Adjusted free cash flow conversion %	140%	100%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.